UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 10, 2023

STARTEK, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12793	84-1370538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4610 South Ulster Street, Suite 150, Denver, Colorado, 80237
(Address of principal executive offices, including zip code)

(303) 262-4500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SRT	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 10, 2023, StarTek, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Stockholm Parent, LLC, a Delaware limited liability company (“Parent”), and Stockholm Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of CSP Alpha Holdings Parent Pte Ltd, a private company limited by shares incorporated under the laws of Singapore (“CSP Alpha”), and CSP Victory Limited, an entity governed by the laws of the Cayman Islands (“CSP Victory” and together with CSP Alpha, each, a “Sponsor” and collectively, the “Sponsors”). Collectively, the Sponsors hold a number of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), representing a majority of the voting power of the outstanding shares of Common Stock.

A special committee (the “Special Committee”) of the board of directors of the Company (the “Board”) comprised solely of members of the Board that are independent and disinterested, by unanimous vote, has determined that the Merger Agreement and the transactions contemplated thereby, including the Merger (as defined below) (the “Transactions”), are fair, advisable and in the best interests of the Company and the Company’s stockholders (other than Parent, Merger Sub, the Sponsors and their respective affiliates) (the “Unaffiliated Stockholders”) and recommended that the Board take the actions described below.

The Board, acting upon the recommendation of the Special Committee, has (i) determined that the Merger Agreement and the Transactions, including the Merger, are in the best interests of the Company and the Unaffiliated Stockholders, (ii) approved, adopted and declared advisable the execution, delivery and performance of the Merger Agreement by the Company and the consummation by the Company of the Transactions, including the Merger, (iii) directed that the Merger Agreement and the Transactions, including the Merger, be submitted to the stockholders of the Company for adoption and approval, (iv) resolved to recommend that the stockholders of the Company approve and adopt the Merger Agreement and the Transactions, including the Merger, in accordance with Delaware General Corporation Law, as may be amended from time to time.

Merger

On the terms, and subject to the conditions, of the Merger Agreement, at the Effective Time (as defined below), Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent.

Merger Consideration

As a result of the Merger, each share of Common Stock issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than shares held by (i) the Company, Parent, Merger Sub or any of their respective subsidiaries and (ii) shareholders of the Company who have properly exercised their dissenters’ rights under Delaware law) will be converted at the Effective Time into the right to receive $4.30 in cash, without interest (the “Merger Consideration”).

Closing Conditions

Consummation of the Merger is subject to certain customary closing conditions, including, (i) receipt by the Company of the Written Consent (as defined below), (ii) the absence of any law, order, injunction, judgment or ruling order preventing the consummation of the Merger, (iii) subject to materiality qualifiers, the accuracy of each party’s representations and warranties, (iv) each party’s compliance in all material respects with its obligations and covenants under the Merger Agreement, (v) the absence of a Company Material Adverse Effect (as defined in the Merger Agreement) and (vi) twenty calendar days having elapsed since the mailing to the Company’s stockholders of a definitive information statement with respect to adoption of the Merger Agreement by the Sponsors pursuant to the Written Consent. The Merger Agreement does not contain any financing condition. Following the execution of the Merger Agreement, the Sponsors, which collectively hold approximately 56% of the outstanding shares of Common Stock, executed and delivered to the Company an irrevocable written consent adopting the Merger Agreement and approving the Merger (the “Written Consent”), thereby providing the required stockholder approval for the Merger. The Written Consent will become effective at 6:00 pm New York City time on November 9, 2023 (as such period may be extended under certain circumstances set forth in the Merger Agreement, the “Written Consent Effective Time”). No further approval by holders of shares of Common Stock is required to adopt the Merger Agreement or approve the Transactions, including the Merger.

Representations, Warranties and Covenants

The Merger Agreement contains customary representations, warranties and covenants of the Company, Parent and Merger Sub. From the date of the Merger Agreement until the earlier of the Effective Time or termination of the Merger Agreement in accordance with its terms, the Company is required to, and to cause each of its subsidiaries to, use reasonable best efforts to conduct its business and operations in all material respects in the ordinary course of business consistent with past practice, subject to certain exceptions.

Treatment of Company Options, RSU Awards, DSU Awards, Stock Purchase Plan and Equity Plans

Immediately prior to the Effective Time, and contingent upon the Merger, each outstanding option to purchase shares granted under a Company Stock Plan (as defined in the Merger Agreement) (other than any option granted under the Company Stock Purchase Plan (as defined in the Merger Agreement)) (the “Company Options”) will be fully vested and cancelled in exchange for the right to receive an amount in cash equal to the product of (i) the total number of shares of Company Common Stock subject to such cancelled Company Option multiplied by (ii) the excess, if any, of (a) the Merger Consideration over (b) the exercise price per share of Company Common Stock subject to such cancelled Company Option, without interest. Any Company Option with respect to which the exercise price per share subject thereto is equal or greater than the Merger Consideration will be cancelled in exchange for no consideration and any payments may be reduced by the amount of required tax withholdings.

Immediately prior to the Effective Time, and contingent upon the Merger, each outstanding restricted stock unit award (including, for the avoidance of doubt, each such restricted stock unit that is subject to a deferral election) granted under a Company Stock Plan (the “Company RSU Awards”) will be fully vested (provided, each Company RSU Award that is subject to performance-based vesting conditions will be deemed to be vested at the greater of (i) actual performance determined as of immediately prior to the Effective Time and (ii) target level of performance) and will be cancelled in exchange for the right to receive amount in cash equal to the product obtained by multiplying (a) the aggregate number of vested restricted stock units subject to such Company RSU Award by (b) the Merger Consideration, without interest. Any payments may be reduced by the amount of required tax withholdings.

Immediately prior to the Effective Time, and contingent upon the Merger, each outstanding deferred stock units (including, for the avoidance of doubt, each such deferred stock units that is subject to a deferral election) under a Company Stock Plan (the “Company DSU Awards”) will be fully vested and will be cancelled in exchange for the right to receive an amount in cash equal to the product obtained by multiplying (i) the aggregate number of vested deferred stock units subject to such Company DSU Award by (ii) the Merger Consideration, without interest. Any payments may be reduced by the amount of required tax withholdings.

Non-Solicitation

From the date of the Merger Agreement until the earlier of the Effective Time or termination of the Merger Agreement in accordance with its terms, the Company will be subject to customary “no-solicitation” restrictions requiring, among other things, that it to immediately cease any activities with respect to, and not to initiate, solicit, enter into, engage in, knowingly encourage, continue or otherwise participate in any discussions or negotiations with any person with respect to any Competing Proposal (as defined in the Merger Agreement) made by such person or any inquiry, proposal or offer from such person that constitutes, or would reasonably be expected to lead to, a Competing Proposal.

Notwithstanding the foregoing, prior to the Written Consent Effective Time, if the Company has received a bona fide, written Competing Proposal, and the Board (acting on the recommendation of the Special Committee after consultation with its outside financial advisors and outside legal counsel) determines in good faith that such Competing Proposal constitutes a Superior Proposal (as defined in the Merger Agreement), then the Company has the right to, among other things, furnish non-public information to the third party that made such Competing Proposal and participate in discussions or negotiations with such third party in connection with such Competing Proposal.

Financing

Pursuant to an equity commitment letter, dated as of the date of the Merger Agreement, CSP Fund II LP, a limited partnership formed under the laws of Cayman Islands, agreed to provide equity commitment to Parent for the aggregate amount set forth therein.

Termination

The Merger Agreement also provides for certain customary termination rights for both the Company and Parent. In addition, and subject to certain limitations, the Merger Agreement can be terminated by either Parent or the Company if (i) the Merger is not consummated on or before March 8, 2024 (the “Outside Date”) or (ii) any applicable governmental authority issues a final and non-appealable order permanently restraining or otherwise prohibiting the Merger. Upon termination of the Merger Agreement under certain circumstances, the Company would be obligated to pay Parent a termination fee of $1,850,000 (the “Company Termination Fee”).

The foregoing description of the Merger Agreement, the Merger and other transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Other Matters

The Merger Agreement has been included to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other and may apply contractual standards of materiality that are different from materiality under applicable securities laws. The assertions embodied in such representations and warranties are qualified by information contained in the confidential disclosure schedules that the Company delivered to Parent in connection with signing the Merger Agreement. Accordingly, investors and shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement, are modified in important part by the underlying disclosure schedules and qualified as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 10, 2023, following the execution of the Merger Agreement, the Sponsors executed the Written Consent adopting the Merger Agreement and approving the Transactions, including the Merger, which Written Consent will become effective at the Written Consent Effective Time. No further approval of the stockholders of the Company is required to adopt the Merger Agreement or approve the Transactions, including the Merger.

Pursuant to rules adopted by the Securities and Exchange Commission under the Exchange Act, the Company will prepare and file with the SEC, and thereafter mail to its stockholders, a Schedule 14C Information Statement.

Item 7.01	Regulation FD Disclosure

Press Release

On October 10, 2023, the Company issued a joint press release with Parent announcing entry into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated October 10, 2023, by and among StarTek, Inc., Stockholm Parent, LLC and Stockholm Merger Sub, Inc.
99.1	Press Release, dated October 10, 2023.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

*
All schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon its request.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, and the documents referred to herein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some situations, you can identify forward-looking statements by words such as “approximately,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” and similar terms and phrases to identify forward-looking statements. All of our forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we are expecting, including:
•	risks associated with transactions generally;
•	the failure to consummate or delay in consummating the Merger for other reasons;
•	the risk that a condition to closing of the Merger may not be satisfied;
•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement;
•	the outcome of any legal proceedings that may be instituted following announcement of the Merger;
•	failure to retain key management and employees of the Company;
•	issues or delays in the successful integration of the Company’s operations with those of Parent, including incurring or experiencing unanticipated costs and/or delays or difficulties;
•	unfavorable reaction to the Merger by customers, competitors, suppliers and employees;
•
unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities or the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors; and

•	additional factors discussed in the Company’s filings with the SEC.

The forward-looking statements contained in this Current Report on Form 8-K are based on management’s current plans, estimates and expectations in light of information currently available to the Company and are subject to uncertainty and changes in circumstances. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. Actual results may differ materially from these expectations due to changes in global, regional or local political, economic, business, competitive, market, regulatory and other factors, many of which are beyond our control, as well as the other factors described in Item 1A, “Risk Factors” in the Company’s 2022 10-K filed with the SEC on March 28, 2023, as supplemented in Item 1A. “Risk Factors” of the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 10, 2023 and other documents the Company may file with the SEC from time to time. Should one or more of these risks or uncertainties materialize or should any of our assumptions prove to be incorrect, our actual results may vary in material respects from what we may have expressed or implied by these forward-looking statements. Any forward-looking statement made by the Company speaks only as of the date on which it is made. All future written and oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the previous statements. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will prepare an information statement on Schedule 14C for its stockholders with respect to the approval of the transaction described herein and a Schedule 13E-3. When completed, the information statement will be mailed to the Company’s stockholders.  STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE INFORMATION STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain copies of all documents filed by the Company with the SEC regarding this transaction, free of charge, at the SEC’s website, www.sec.gov or from the Company’s website at https://investor.startek.com/.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARTEK, INC.

By:	/s/ Neeraj Jain
Neeraj Jain
Chief Financial Officer

Dated: October 10, 2023